Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders

ServisFirst Bancshares, Inc.

We consent to the incorporation by reference in the automatic shelf registration statement on Form S-3 of ServisFirst Bancshares, Inc. of our reports dated February 28, 2018, with respect to the consolidated financial statements of ServisFirst Bancshares, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s early adoption of the provisions of Accounting Standards Update 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting during the year ended December 31, 2016) and the effectiveness of internal control over financial reporting, which reports appear in ServisFirst Bancshares Inc.’s 2017 Annual Report on Form 10-K, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

May 31, 2018